SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 20, 2010 between InspireMD Ltd., a corporation formed under the laws of the State of Israel (the “Company”), and each of the entities and persons identified on the signature pages hereto (including their successors and assigns, each a “Purchaser” and collectively “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1    Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Advisor” means Harborview Advisors, LLC, a New Jersey limited liability company and exclusive consultant to the Company.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Audit Default” shall have the meaning set forth in Section 4.14.

“Audited Financial Statements” shall have the meaning set forth in Section 4.14.

“Board of Directors” means the board of directors of the Company.

 “Business Day” means any day except any Friday, Saturday, Sunday, or any day which is a holiday in the State of Israel or sabbatical day under Israeli law, federal legal holiday in the United States or any day on which banking institutions in the State of New York or State of Israel are authorized or required by law or other governmental action to close.

 “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

 “Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived, including without limitation the Company’s written acceptance of the subscriptions as set forth in Section 2.1.

“Commission” means the Securities and Exchange Commission.

“Company Counsel” means Haynes and Boone, LLP, maintaining an address at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1007, Attention: Rick Werner, Esq., telephone: (212) 659-4974, facsimile: (212) 884-8234.

“Debentures” means the 8% Senior Convertible Debentures to be issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Escrow Agent” means Grushko & Mittman, P.C., maintaining an address at 515 Rockaway Avenue, Valley Stream, NY 11581, Attention: Edward M. Grushko, Esq., telephone: (212) 697-9500, facsimile: (212) 697-3575.

“Escrow Agreement” entered into among the Company, Purchasers and the Escrow Agent in the form of Exhibit B attached hereto.

“Event of Default” shall have the meaning ascribed thereto in the Debenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exclusivity Period” shall have the meaning ascribed to such term in Section 4.2.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“G&M” means Grushko & Mittman, P.C., maintaining an address at 515 Rockaway Avenue, Valley Stream, NY 11581, Attention: Edward M. Grushko, Esq., telephone: (212) 697-9500, facsimile: (212) 697-3575, counsel to the Purchaser.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(q).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“Liens” means a lien, charge, security interest or encumbrance, right of first refusal, preemptive right or other restriction.

“Majority in Interest” shall have the meaning assigned to such term in Section 5.5.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Merger” means the exchange of shares and options among the Company's current shareholders and option holders and Pubco pursuant to the Merger Agreement and the timely submission of all applicable filings with state and regulatory authorities required for the closing of such transaction.

“Merger Agreement” means the Agreement among the Company's current shareholders and option holders and Pubco to effectuate the Merger.  The Merger Agreement will contain customary representations and warranties for a transaction of this type in which an Israeli company is a party, including the representations warranties and covenants to be made by Pubco on the closing date of the Merger and substantially on the terms set forth in a term sheet attached hereto as Exhibit C.

“Ordinary Shares” means the ordinary shares of the Company, par value NIS 0.01 per share and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Ordinary Share Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Ordinary Shares pursuant to their terms of issuance, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Financing” means that certain private placement offering pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, of Units of Pubco’s securities corresponding to net cash proceeds to Pubco (after repayment of any Debentures that are not converted into shares of Pubco Common Stock as part of the PIPE Financing and all deductions and commissions and payments to service providers and any party involved in the Merger, PIPE Financing and transactions contemplated under the Transaction Documents) of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) and up to Ten Million Dollars ($10,000,000) to close concurrently with the Merger. Such Units shall be comprised of shares of Pubco Common Stock at a pre-money valuation of Pubco of not less than Seventy Million Dollars ($70,000,000) and warrants to purchase up to 5,000,000 shares of Pubco Common Stock as described on the Term Sheet.  The PIPE Financing shall not include the Purchase Price defined below.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall mean the aggregate of One Million Five Hundred Eighty Thousand Dollars ($1,580,000) payable by the Purchasers for an aggregate of a like amount of Debenture principal and Warrants issued at the rate of one Warrant to purchase one Warrant Share for each Twelve Dollars ($12.00) of Purchase Price.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Pubco” means to be identified publicly traded company listed on the OTC Bulletin Board and currently reporting under the Exchange Act.

“Pubco Common Stock” means the class of Common Stock of Pubco, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Debentures, Warrants and Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Tax Ruling” shall have the meaning ascribed to such term in Section 4.11.

“Term Sheet” means the Term Sheet annexed hereto as Exhibit C describing the terms of the transactions with Pubco.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Securities” means the Ordinary Shares issued and issuable upon conversion of the Debentures and securities issuable in connection with the Merger, as the case may be.

 “Units” means the Pubco Common Stock and Pubco Common Stock purchase warrants sold to investors in the PIPE Financing.

“Warrants” means collectively the Ordinary Share purchase warrants, in the form of Exhibit D to be delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof in the ratio of One Warrant each to purchase one Warrant Share for each Twelve Dollars and sixty four cents ($12.64) of Purchase Price.

“Warrant Shares” means all of the Ordinary Shares issuable upon exercise of the Warrants at all times.

ARTICLE II.
PURCHASE AND SALE

2.1    Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers agree to purchase in the aggregate, for the Purchase Price of One Million Five Hundred Eighty Thousand Dollars ($1,580,000) in principal amount of the Debentures.  The Purchasers shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to the Purchase Price and the Company shall deliver to the Escrow Agent the Purchasers’ Debentures, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, and receipt and acceptance of the Purchase Price the Closing shall occur at the offices of G&M or such other location as the parties shall mutually agree.

2.2    Deliveries.

(a)  On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)           an opinion of Company Counsel, and/or other counsel acceptable to the Purchaser, in substantially the form of Exhibit E;

(iii)           a Debenture with a principal amount equal to such Purchaser’s Purchase Price, registered in the name of such Purchaser;

(iv)           a Warrant registered in the name of such Purchaser to purchase Ordinary Shares in the amount set forth on the signature pages hereto; and

(v)           the Escrow Agreement duly executed by the Company.

(vi)           A certificate from an officer of the Company certifying that the approval by the Company's Board of Directors of the execution and delivery of this Agreement and any and all of the Company's obligations hereunder and the approval by the Company's Shareholders Meeting of the execution and delivery of this Agreement and any and all of the Company's obligations hereunder

(b)  On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)   this Agreement duly executed by such Purchaser;

(ii)  such Purchaser’s Purchase Price by wire transfer to the account as specified in the Escrow Agreement; and

(iii)  the Escrow Agreement duly executed by such Purchaser.

2.3    Closing Conditions.

(a)  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)  all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii) Company’s written acceptance of subscriptions referenced in Section 2.1, which acceptance shall be at the sole discretion of the Company;

(iv)  the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement, including the transfer to the Company of the entire Purchase Price;

(v)           the approval by the Company's Board of Directors of the execution and delivery of this Agreement and any and all of the Company's obligations hereunder; and

(vi)           the approval by the Company's Shareholders Meeting of the execution and delivery of this Agreement and any and all of the Company's obligations hereunder.

(b)  The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)  the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)  all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)  the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company.  Except as set forth in the disclosure schedules attached hereto (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, provided the disclosures in any section or subsection of the Disclosure Schedules shall qualify only the corresponding section or subsection in this Article III, the Company hereby makes the following representations and warranties to the Purchaser on the Closing Date:

(a)  Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)  Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, (iv) a material adverse effect on the Company’s ability to consummate the Merger or the PIPE Financing in any material respect during the Exclusivity Period, or (v) the occurrence of an Event of Default (as defined in the Debenture) (any of (i), (ii), (iii), (iv) or (v), a “Material Adverse Effect”) and, to the knowledge of the Company, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)  No Conflicts.  Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary except as created by the Transaction Documents, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

(f)  Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Securities, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.

(g)  Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in Schedule 3.1(g), as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or Ordinary Share Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents. The issuance and sale of the Securities will not obligate the Company to issue Ordinary Shares or Ordinary Share Equivalents or other securities to any Person (other than the Debentures and Warrants to the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  No further approval or authorization of any stockholder, the Board of Directors or other Person is required for the issuance and sale of the Securities.

(h)  Financial Statements.  Schedule 3.1(h) attached hereto contains: (a) the unaudited balance sheet of the Company (the “Company Balance Sheet”) at December 31, 2009 (the “Company Balance Sheet Date”), (b) related statements of operations and cash flows for the period from January 1, 2009 through December 31, 2009 (the “Company Interim Financial Statements” and together with the Company Balance Sheet, the “Company Financial Statements”; and (c) trial balance for May 31, 2010).  The Company Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods covered thereby fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries, except as may be otherwise specified in such financial statements or the notes thereto.

(i)  Material Changes.  Since the Company Balance Sheet Date, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not reflected in the Company’s financial statements pursuant to GAAP that are less than $100,000 in the aggregate and (C) except as set forth in Schedule 3.1(i), (iii) the Company has not altered its method of accounting and (iv) except as set forth on Schedule 3.1(i), the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any Ordinary Shares or Ordinary Shares Equivalents.

(j)  Litigation.  Other than as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) or Proceeding which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(k)  Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(l)  Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)  Regulatory Permits.  Except as set forth in Schedule 3.1(m), the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)  Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses within the territories in which the Company distributes its products and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)  Certain Fees.  Except as set forth in Schedule 3.1(o), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(p)  Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act or any other applicable law rule or regulation is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(q)  Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the anticipated cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  Schedule 3.1(q) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(r)  Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary applicable tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(s) Seniority.  Except as set forth on Schedule 3.1(s), and subject to the Israeli laws of liquidation, insolvency, receivership and bankruptcy, as of the Closing Date, no Indebtedness or other claim against the Company is senior to, the Debentures in right of payment, whether with respect to interest, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(t)  No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.2    Representations and Warranties of the Purchaser.  The Purchaser represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Own Account.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  The undersigned acknowledges that (i) the Securities will be issued pursuant to applicable exemptions from registration under the Securities Act and any applicable state securities laws, and (ii) the Securities have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(2) thereof.  In connection therewith, the undersigned hereby covenants and agrees that it will not offer, sell, or otherwise transfer the Securities unless and until such Securities are registered pursuant to the Securities Act and the laws of all jurisdictions which in the reasonable opinion of the Company may be applicable or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the relevant securities laws

(c)  Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser has had the opportunity to ask questions and obtain information necessary to make an investment decision.  To the extent the undersigned has taken advantage of such opportunity, they have received satisfactory answers concerning the purchase of the Securities.  The Purchaser understands that the offer and sale of the Securities is being made only by means of this Agreement.  The Purchaser understands that the Company has not authorized the use of, and the Purchaser confirms that the Purchaser is not relying upon any other information, written or oral, other than material contained in this Agreement and the Transaction Documents.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment and its financial condition is such that it has no need for liquidity with respect to its investment in the Securities to satisfy any existing or contemplated undertaking or indebtedness.  The Purchaser has discussed with its professional, legal, tax and financial advisers the suitability of an investment in the Company by the undersigned for its particular tax and financial situation.  All information that the undersigned has provided to the Company concerning itself and its financial position is correct and complete as of the date set forth below, and if there should be any material change in such information, the undersigned will immediately provide such information to the Company.

(e)  General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)   Reliance.  The Purchasers acknowledge that the Company will be relying on the foregoing representations and warranties in making a determination as to the availability of federal and state securities laws exemptions.  The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a)  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser, in connection with the Merger, or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  EXCEPT AS OTHERWISE PROVIDED IN THE COMPANY'S ARTICLES OF ASSOCIATION, AS SHALL BE AMENDED FROM TIME TO TIME, REGARDING RESTRICTIONS ON TRANSFERABILITY OF THE COMPANY'S SHARES AND OTHER SECURITIES THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Except as otherwise provided in the Company's articles of association, as shall be amended from time to time, regarding restrictions on transferability of the Company's shares and other securities, the Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, subject to the aforesaid, no notice shall be required of such pledge.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2           Merger and PIPE Financing.  The Company has not, and hereby covenants that from and after the Closing Date, and until the later of (i) 90 days following receipt of a favorable Tax Ruling and (ii) 45 days following the delivery to the Purchasers of the Audited Financial Statements (the “Exclusivity Period”), the Company will not incur any indebtedness or Liens except with respect to bank loans or bank credit lines or in the ordinary course of business consistent with past practices.

4.3           Integration.  From and after the Closing Date, and until expiration of the Exclusivity Period, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, nor enter into any purchase, sale, merger or business combination transaction pursuant to which the business of another Person is combined with that of the Company, in whatever form, or enter into any other agreement or series of related agreements (including, without limitation, joint venture, sale of assets, license agreement, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the PIPE Financing and the closing of the Merger, without the prior written consent of the Advisor and the holders of a majority in principal amount outstanding of the Debentures.

4.4 Conversion.  The Debentures set forth the totality of the procedures required of the Purchasers in order to convert the Debentures into Ordinary Shares or other securities in connection with the Merger, as the case may be.  Subject to US securities laws, no additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Debentures.  The Company shall honor conversions of the Debentures and shall deliver Underlying Securities in accordance with the terms, conditions and time periods set forth in the Transaction Documents and Merger Agreement.

4.5 Publicity.  The Company and the Advisor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Advisor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Advisor or Purchaser, or without the prior consent of the Advisor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.6 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes.

4.7 Indemnification of Purchasers.  Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and their directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any (x) of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents; or (y) agreement, understanding or arrangement with any third party.

4.8           Equal Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to the Purchaser by the Company and negotiated separately by the Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.9 Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser upon filing.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.10           Preservation of Corporate Existence.  The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect.

4.11           Tax Ruling.  The Company agrees to use commercially reasonable efforts to expeditiously obtain a ruling on behalf of its shareholders and option holders (the “Tax Ruling”) from the Israeli Tax Authority that the issuance of Pubco securities in exchange for Company securities held by Company shareholders and option holders upon the closing of the Merger shall constitute a deferred tax event for the Company and/or its shareholders and option holders and shall not obligate them to pay any amounts prior to receiving actual funds resulting from sale of Pubco's securities as a result of such exchange.

4.12           Bankruptcy.  Purchasers agree that they shall not initiate an involuntary bankruptcy proceeding or insolvency proceeding against the Company by virtue of the Company’s failure to satisfy its non-payment of Debenture principal or interest or a money judgment obtained in connection with the non-payment of Debenture principal or interest.

4.13           Merger Approval.  The Company will use its commercially reasonable efforts to obtain the consent of its shareholders to the Merger. Provided that Ofir Paz and Asher Holzer vote their Ordinary Shares in favor of the Merger, it shall not be a default by Company or an Event of Default as defined in the Debenture if fewer than 80% of Company’s shareholders do not approve the Merger, in which case, the Company may elect not to close the Merger and in such case the Purchasers or anyone acting on their behalf shall not have any demand, claim or right against the Company, its shareholders, officers, directors, employees, advisors and representatives as a result of the failure to obtain such approval.

4.14           Audits.  The Company undertakes to obtain audits of its financial statements sufficient to be filed with the Commission on a Form 10 (the “Audited Financial Statements”) no later than the later of: (i) six (6) months following the Closing; or (ii) two (2) months after the receipt of a favorable Tax Ruling. Failure to timely obtain such audits shall be an “Audit Default.”

4.15           Access to Records.  From and after the occurrence of an Event of Default and until the time the Company becomes subject to the reporting provisions of the Exchange Act, the Company shall furnish to each Purchaser that holds Securities, or any of its duly authorized representatives, attorneys or accountants reasonable access to any and all records at the premises of the Company where such records are kept, such access being afforded without charge, but only upon reasonable request stating the purpose of such request and during normal business hours.  Each such Purchaser making such request agrees to request to execute a confidentiality agreement or similar document reasonably requested by the Company.

4.16           Articles of Association.  The Company undertakes that it will not amend its Articles of Association if such amendment would materially impair the rights of the Purchasers as holders of the Warrants.

ARTICLE V.
MISCELLANEOUS

5.1   Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before 5:30 p.m. (New York City time) on July 30, 2010; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2   Reserved.  At the Closing, the Company has agreed to pay in cash to Palladium Capital Advisors LLC (“Palladium”) a sum equal to four percent (4%) of the Purchase Price in connection with the Closing (“Palladium Fee”).  The Company has further agreed, upon consummation of the PIPE Financing, (a) to pay in cash to Palladium an additional sum equal to four percent (4%) of the Purchase Price of any Debentures that convert into Pubco Common Stock in connection with the PIPE Financing and (b) to issue to Palladium three year warrants to purchase from Pubco an amount of Pubco Common Stock equal to eight percent (8%) of the number of shares of Pubco Common Stock that any Debentures convert into in connection with the PIPE Financing (“Palladium Warrants”). The Palladium Warrants shall have an exercise price of $1.50 per Pubco's share of Common Stock and shall otherwise be identical to the warrants issued in the PIPE Financing.  In addition, at the Closing, the Company has agreed to reimburse the Purchasers the non-accountable sum of $15,000 for its legal fees and expenses, such amount to be paid directly to G&M out of escrow (“Purchaser Legal Fees”).  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, pdf or other electronic delivery, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth below, or such other email address, facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 5.4.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the address set forth below.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic delivery at the facsimile number or email address specified in this Section 5.4 prior to 5:30 p.m. (New York City time), (ii) the Business Day immediately following the date of transmission, if such notice or communication is delivered via facsimile or electronic delivery at the facsimile number or email address specified in this Section 5.4 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

If to the Company, to:

InspireMD Ltd.
3 Menorat Hamaor St.
Tel Aviv 67448, Israel
Attention: Asher Holzer
Phone: +972 3 6917691
Fax: +972 3 6917692

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
1221 Avenue of the Americas, 26th Floor
New York, NY 10020-1007
Attention: Rick Werner, Esq.
Phone: (212) 659-4974
Fax: (212) 884-8234

If to the Purchasers, to:

The addresses set forth on the signature pages

With a copy (which shall not constitute notice) to:

Edward M. Grushko, Esq.
Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
(212) 697-9500 - Phone
(212) 697-3575 - Fax
edgrushko@aol.com

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority in interest of the Debentures or securities into which the Debentures are converted, and if none of the foregoing are outstanding, then the holders of at least a simple majority of the Warrants and Warrant Shares still held by Purchasers (a “Majority in Interest”) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  As long as the Debentures have not been converted or repaid, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority in Interest of the Purchasers, except in connection with the Merger.  Except as otherwise provided in the Company's articles of association, as shall be amended from time to time, regarding restrictions on transferability of the Company's shares and other securities, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

5.9           Applicable law.  All disputes arising under this Agreement or in connection with the transactions hereunder shall be resolved between the parties in good faith, however, if these efforts fail the dispute shall be resolved in accordance with the laws of the State of Israel excluding that body of law pertaining to conflict of law and  any dispute, controversy or claim arising out of or in connection with the Transaction Documents, or the breach, termination or invalidity thereof, shall be submitted  to the personal and exclusive jurisdiction of the competent courts in the Tel Aviv Jaffa District, Israel, and all parties hereto irrevocably waive any objection as to venue or “inconvenient forum.”

5.10           Survival.  The representations and warranties shall survive the Closing and the delivery of the Securities for the applicable statue of limitations.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of the Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19           Fridays, Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.21           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22           Currency.  All references to amounts herein shall be in United States Dollars.

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SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INSPIREMD LTD.

By:	/s/ Ofir Paz
Ofir Paz CEO

ACKNOWLEDGED BY: HARBORVIEW ADVISORS LLC

By:
Name: Title:

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO INSPIREMD LTD. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________

Name of Authorized Signatory: ___________________________________________________

Title of Authorized Signatory: ____________________________________________________

Email Address of Purchaser: _____________________________________________________

Facsimile Number of Purchaser: __________________________________________________

Address for Notice of Purchaser: __________________________________________________

_____________________________________________________________________________

Address for Delivery of Securities for Purchaser (if not same as address for notice):

_____________________________________________________________________________

_____________________________________________________________________________

Purchase Price: US$ _______________________________

Warrants: ___________________________________

EIN Number, if applicable, will be provided under separate cover: ________________________

DISCLOSURE SCHEDULE

This Disclosure Schedule is provided pursuant to that certain Securities Purchase Agreement by and among InspireMD Ltd., an Israeli company (the "Company") and each of the Purchasers identified on the signature pages thereto (the “Agreement”). Any information disclosed herein under the heading of a particular section or subsection of the Agreement shall constitute an exception and/or disclosure for purposes of each other section of the Disclosure Schedule, where the disclosure and the relevance of such disclosure would be reasonably apparent from the disclosure in the first section. To the extent that any representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in this Disclosure Schedule does not constitute a determination by the Company that such matters are material, nor in such cases where a representation or warranty is limited or qualified by the materiality of the matters to which the representation or warranty is given shall the disclosure of any matter in this Disclosure Schedule imply that any other undisclosed matter having a greater value or other significance is material. The inclusion in this Disclosure Schedule of any matter or document shall not imply any representation, warranty or undertaking not expressly given in the Agreement nor shall such disclosure be taken as extending the scope of any of the warranties or representations beyond the extension (if any) attributable to the nature of the reference to the Disclosure Schedule in the relevant section of the Agreement. Nothing in this Disclosure Schedule constitutes an admission towards third parties of liability, or an obligation of the Company to any third party, or an admission towards third parties against the Company or the interest of the Company. Terms used herein, unless otherwise defined herein, shall have the meaning ascribed to them in the Agreement.

Schedule 3.1(a)

•	InspireMD GMBH a limited liability private company formed under the laws of Germany.

Schedule 3.1(d)
None

Schedule 3.1(g)

Capitalization Table

	Shares	Cash $	Price per Share
Seed	3,059,940	$0
Common 1st	770,280	$1,121,659	$1.44
Common 2nd	1,194,691	$3,505,009	$2.93
Common 3rd	252,720	$926,030	$3.67
Common 4th	720,853	$6,919,205	$10.00
Exercised Options	68,270	$146
Stock Options	600,931	$0
ESOP	344,500	$0
Total all rounds	7,012,185	$12,472,049

Additional shares and stock options that doesn't appear in the table above:

1.	We have already received 200,000 USD investments for which 20,000 ordinary shares will be issued at the next BOD meeting.

2.	We are about to receive 510,000 USD in the next week and therefore 51,000 ordinary shares will be issued at the next BOD meeting. $10 per share.

3.	The BOD and the general meeting of the company already approved the grant of 60,000 stock options to 3 directors that are not employed by the company, at an exercise price of 10 USD per share.

4.	The BOD is going to confirm additional stock option grants to several finders, that helped raising funds at the previous rounds, at the following conditions:

•	2,000 Stock options, exercise price of 0.01 USD per option.

•	300 Stock options, exercise price of 3.67 USD per option.

•	1,674 Stock options, exercise price of 10 USD per option.

5.
The BOD is going to confirm 6,000 stock option grants, at an exercise price of 10 USD per share, subject to stock option plan according to an agreement that was signed on the 20th of June, 2010 with our Polish distributer.

6.	A former business and legal consultant claims for 45,833 stock options due to an agreement as of 1/4/2005. Exercise price of such options is in dispute between the Company and such party.

7.
A former senior employee who was discharged from the Company claims, among other things, for the grant of 250,000 stock options at an exercise price of NIS0.01. The Company rejects all the employee's claims.

Schedule 3.1(h)
Company Financial Statements

INSPIRE M.D. LTD

FINANCIAL STATEMENTS Unaudited

FOR THE YEARS ENDED DECEMBER 31, 2008 and 2009

TABLE OF CONTENTS

Page
Balance Sheets
Statements of Operations

-----------------------

1

Balance Sheets

	December 31
	2009	2008
	NIS in thousands

Current assets:

Cash and cash equivalents	1,448	5,919
Short term investments	150
Accounts receivable:
Trade	1,262	773
Other	401	272
Inventory*	2,830	2,494

	6,091	91458

Non - Current assets:

Long term investments	944
Investment in Subsidiary	3,702	212
Fixed assets, net	1,191	1,427

	5,837	1,639

	11,928	11,097

2

Balance Sheets

	December 31
	2009	2008
	NIS in thousands
Current Liabilities

Short term credit from banks	1,062
Convertible loan		2,926
Accounts payable and accruals:
Trade	3,295	1,235
Other	9,078	6,146

	13,435	10,307

Non Current Liabilities

Loan from bank	2,093
Liabilities for employees benefits, net	99	139
Loans from shareholders	587	125
Contingent liabilities	400

	3,179	264

Shareholders’ Equity**

Share Capital	60	58
Premium	55,705	53,030
Receivables in accounts of shares
Accumulated deficit	(60,451)	(52,562)

	(4,686)	526

	11,928	11,097

*The company's inventory is based on un-audited numbers. The company expects the numbers to change after resolving issues regarding the inventory, revenue recognition and others.

**The company's equity is based on un-audited numbers, and does not include information regarding stock options grants to employees and consultants.

3

Statements of operations

	For the year
	ended December 31
	2009	2008
	NIS in thousands

Revenue from sales***	14,054	3,758

Cost of revenue	9,969	6,892

Gross Profit (Loss)	4,085	(3,134)

Research and Development Expenses	4,171	5,382
Selling and Marketing Expenses	4,542	5,963
General And Administrative Expenses	3,752	3,373

Loss from ordinary operations****	8,381	17,852

Financial Expenses, net	452	740

Loss before Taxes	8,833	18,592
Taxes on Income	20	61

Loss after Taxes	8,853	18,653

Subsidiary Profit (Loss)	28	(485)

Loss for the year	8,825	19,138

***The company is still facing issues regarding revenue recognition, after resolving them the numbers for 'revenue from sales' will change.

****The company’s Loss from ordinary operations doesn’t include expenses arising from stock options grants to employees and consultants.

4

INSPIRE M.D. LTD

FINANCIAL STATEMENTS   Unaudited

FOR THE YEARS ENDED DECEMBER 31, 2007 and 2008

TABLE OF CONTENTS

Page
Balance Sheets
Statements of Operations

-----------------------

1

Balance Sheets

	December 31
	2008	2007
	NIS in thousands

Current assets:

Cash and cash equivalents	5,919	7,138
Short term investments		3,123
Cash Enslaved		300
Accounts receivable:
Trade	773
Other	272	352
Inventory*	2,494	2,450

	9,458	13,363

Non - Current assets:

Investment in Subsidiary	212	141
Fixed assets, net	1,427	1,547

	1,639	1,688

	11,097	15,051

2

Balance Sheets

	December 31
	2008	2007
	NIS in thousands
Current Liabilities

Convertible loan	2,926
Accounts payable and accruals:
Trade	1,235	1,577
Other	6,146	1,381
Taxes payable

	10,307	2,958

Non Current Liabilities

Liabilities for employees benefits, net	139	62
Loans from shareholders	125	156

	264	218

Shareholders’ Equity**

Share Capital	58	56
Premium	53,030	46,171
Receivables in accounts of shares		(928)
Accumulated deficit	(52,562)	(33,424)

	526	11,875

	11,097	15,051
\
* The company's inventory is based on un-audited numbers. The company expects the numbers to change after resolving issues regarding the inventory, revenue recognition and others.

**The company's equity is based on un-audited numbers, and does not include information regarding stock options grants to employees and consultants.

3

Statements of operations

	For the year
	ended December 31
	2008	2007
	NIS in thousands

Revenue from sales***	3,758

Cost of revenue	6,892	157

Gross Loss	3,134	157

Research and Development Expenses	5,382	6,587
Selling and Marketing Expenses	5,963	2,939
General and Administrative Expenses	3,373	3,166

Loss from ordinary operations****	17,852	12,849

Financial Expenses, net	740	522

Loss before Taxes	18,592	13,371
Taxes on Income	61	112

Loss after Taxes	18,653	13,483

Subsidiary Loss	485

Loss for the year	19,138	13,483

***The company is still facing issues regarding revenue recognition, after resolving them the numbers for 'revenue from sales' will change.

****The company’s Loss from ordinary operations doesn’t include expenses arising from stock options grants to employees and consultants.

4

Schedule 3.1(i)

1.
Sara Paz, an employee, has asserted a claim against the Company for approximately $105,000, which she claims is owed to her for services rendered over the past two years. The Company intends to propose resolving this dispute through mediation.

2.	Asher Holzer and Ofir Paz are owed an aggregate of $110,000 by the Company for deferred salary over the past 16 months.

3.	Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. has sent invoices to the Company for approximately $48,000 for past work. The Company is disputing these fees.

4.
Miki Bronfeld brought a claim against the Company in Israel, asserting that the Company failed to pay him certain finder’s fees. This claim was recently settled, and the Company has agreed to pay Mr. Bronfeld $20,000.

Schedule 3.1(j)

Legal Proceedings:

1.	Finder fee claim at the amount of NIS 579,000 (approximately 150K USD) against the company, initiated on October 1st, 2009.

2.
Claim filed by a previous distributor of the Company for enforcement of a distribution agreement in Israel and temporary injunction order.  The Company and the plaintiff have agreed to settle the claim through the grant of 1,000 warrants at $10 per share. Formal settlement agreement has not yet been filed to court.

Threatened Legal Proceedings:

1.
A demand letter sent to the Company by a certain individual that financed our customer at Thailand. The customer returned stents for 22,000 USD and received credit note. The party that financed the customer is asking for his money back from the Company. The Company sent his a letter rejecting all his claims since we don't have any agreement or any understanding with him.

2.
A Former senior employee of the Company who was discharged from the Company sent to the Company demand letters asking for payment of NIS150,000 for the year 2009, redemption of rights due to employment termination and the grant of 250,000 stock options at an exercise price of NIS 0.01 (see also Section 5 to Schedule 3.1(j)). The Company sent the former employee a letter rejecting all his claims.

3.
Microbank LLC – through emails communication with Palladium Capital Advisors LLC to which the Company's managers were CCed, Microbank is claiming that it is entitled to receive finder's fee in relation to the Agreement. Microbank offered to settle its claim for a cash payment of $400,000 once the Company enters into the Agreement and 268,000 cashless exercise warrants at 1.50 per share. The Company sent a letter to Microbank rejecting the claim.

Schedule 3.1(m)

The Company is in the process of receiving a business license from the District Pharmacist. The Company, however, does not believe that the current absence of this business license will result in a Material Adverse Effect.

Schedule 3.1(o)

1.	Payment to Palladium Capital Advisors LLC as set forth in Section 5.2 to the Agreement to which this Disclosure Schedule is attached;

2.
Microbank LLC – through emails communication with Palladium Capital Advisors LLC to which the Company's managers were CCed, Microbank is claiming that it is entitled to receive finder's fee in relation to the Agreement. Microbank offered to settle its claim for a cash payment of $400,000 once the Company enters into the Agreement and 268,000 cashless exercise warrants at 1.50 per share. The Company sent a letter to Microbank rejecting the claim. Due to the Company's refusal to pay commission to Microbank LLC, Microbank LLC may claim bigger commission from the Company.

Schedule 3.1(q)

Leasing contracts:
•	Office rental fees till February 2012 – 228,000 USD

Bank debt:
•	Secured Loan from Bank Mizrahi-Tefahot: principal amount of USD 656,000 (7 quarterly payments).

Consultants:
•	Sales & Marketing - 105,000 USD

•	Management – 152,000 USD

Schedule 3.1(s)

•	Secured Loan from Bank Mizrahi-Tefahot: principal amount of USD 656,000 (7 quarterly payments).

EXHIBIT A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, SUBJECT TO THE PROVISIONS OF THE BORROWER’S ARTICLES OF ASSOCIATION REGARDING RESTRICTIONS ON TRANSFER OF THE BORROWER'S SECURITIES, AS SHALL BE AMENDED FROM TIME TO TIME, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: [at least an aggregate $1,580,000] $________,000.00	Issue Date: July ___, 2010

CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, InspireMD Ltd., a corporation continued under the laws of the State of Israel (hereinafter called “Borrower”), hereby promises to pay to the order of _________________________, maintaining an address at _________________________________________________, Fax: (___) ___–____ (“Holder”) without demand, the sum of _________ Dollars ($___.00) (“Principal Amount”), with interest accruing thereon, on the Maturity Date, if not sooner paid or converted into the Borrower’s or Pubco’s securities as provided herein.

This Debenture has been entered into pursuant to the terms of a securities purchase agreement among the Borrower, the Holder and certain other holders (the “Other Holders”) of convertible debentures (the “Other Debentures”), dated of even date herewith (the “Securities Purchase Agreement”) for an aggregate Principal Amount of [at least an aggregate of $1,580,000] $______,000.

ARTICLE I
DEFINITIONS

1.1           Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given to such terms in the Securities Purchase Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

▪           “Audit Default” shall have the meaning set forth in the Securities Purchase Agreement;

▪           “Business Day” shall have the meaning set forth in the Securities Purchase Agreement;

▪           “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement;

1

▪           “Company Financing” shall mean the closing of, or execution of a definitive and binding agreement (subject to customary closing conditions) with respect to, an equity or convertible debt financing, or series of related financings, that provides for the receipt by the Borrower of not less than $3,000,000 in the aggregate; which closing occurs, or definitive agreement is executed, as the case may be, between the Closing and twelve months following the Maturity Date;

▪           “Debenture” shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented;

▪           “Exclusivity Period” shall have the meaning set forth in the Securities Purchase Agreement;

▪           “Material Adverse Effect” shall mean (i) any event, occurrence, fact or circumstance which has had a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or results of operations of the Borrower or (ii) an Audit Default; provided, however, that the following occurrences shall not be deemed to be a Material Adverse Effect: (A) changes resulting from the announcement of the sale of the Debentures or the intention to effectuate the PIPE Financing; (B) changes resulting from the parties' compliance with the terms of the Transaction Documents; (C) the failure of the Borrower to meet its financial projections and (D) provided that the Borrower is able to continue its business in substantially the same manner as before, the occurrence of: (i) changes in general political, economic or financial market conditions; (ii) changes in industry conditions that do not disproportionately effect the Borrower or its subsidiaries; (iii) changes in GAAP; (iv) changes in law; and (v) acts of terrorism or war;

▪           “Material Subsidiary” means a subsidiary of the Borrower whose total assets (after intercompany eliminations) exceed 30 percent of the total assets of the Borrower and all of its subsidiaries, as calculated on a consolidated basis, as of the end of the most recently completed fiscal quarter;

▪           “Maturity Date” shall mean the date that payment or conversion, as the case may be, of this Debenture is required hereunder;

▪           “Merger” shall have the meaning set forth in the Securities Purchase Agreement;

▪           “Ordinary Shares” shall have the meaning set forth in the Securities Purchase Agreement;

▪           “Original Maturity Date” shall have the meaning set forth in Section 2.1 herein;

▪           “Other Debentures” shall have the meaning set forth in the preamble of this Debenture;

▪           “Other Holders” shall have the meaning set forth in the preamble of this Debenture;

▪           “Pipe Default” shall mean (i) the Borrower’s failure to act in good faith to timely effectuate the Pipe Financing or (ii) the occurrence of a Material Adverse Effect;

▪           “Pipe Financing” shall have the meaning set forth in the Securities Purchase Agreement;

▪           “Pubco” shall have the meaning set forth in the Securities Purchase Agreement;

2

▪           “Pubco Common Stock” shall have the meaning set forth in the Securities Purchase Agreement;

▪           “Second Maturity Date” shall have the meaning set forth in Section 2.2 herein;

▪           “Securities Purchase Agreement” shall have the meaning set forth in the preamble of this Debenture;

▪           “Tax Ruling” shall have the meaning set forth in the Securities Purchase Agreement;

▪           “Transaction Documents” shall have the meaning set forth in the Securities Purchase Agreement.

ARTICLE II
GENERAL PROVISIONS

2.1           Original Maturity Date.  The Borrower shall pay all sums due on the Debenture on the later of (i) two months subsequent to the Borrower’s receipt of the Tax Ruling or (ii) the six month anniversary of the Closing Date (the “Original Maturity Date”).

2.2           Second Maturity Date.  Provided neither a Pipe Default nor an Event of Default have occurred then, commencing 20 Business Days before the Original Maturity Date, the Borrower shall have the right, in its sole discretion, to extend the Maturity Date until nine months after the Original Maturity Date (such extended date being the “Second Maturity Date”) by providing written notice to the Holder not later than 10 Business Days prior to the Original Maturity Date.

2.3           Interest Rate.  Interest payable on this Debenture shall accrue at the annual rate of eight percent (8%) from the Issue Date through the date the Debenture is paid or converted as provided for herein.

2.4           Pari Passu.  All payments made on this Debenture and the Other Debentures and except as otherwise set forth herein all actions taken by the Borrower with respect to this Debenture and the Other Debentures, including but not limited to Mandatory Conversion and Optional Redemption (as set forth in Article III), shall be made and taken pari passu with respect to this Debenture and the Other Debentures.

2.5           No Insolvency Proceedings.  The Holder shall not initiate any insolvency or bankruptcy proceedings against the Borrower due to the failure of the Borrower to pay this Debenture or the interest thereon.

ARTICLE III
MANDATORY CONVERSION AND OPTIONAL REDEMPTION

3.1           Pipe Financing Conversion.  Provided the closing of the Pipe Financing occurs before the Original Maturity Date, or, in the event that the Borrower elects to extend the term of this Debenture pursuant to Section 2.2 hereof, the Second Maturity Date, then, at the option of the Holder, this Debenture shall convert (in full and not in part) into shares of Pubco Common Stock at the price of $1.50 per share at the closing of the Pipe Financing.  If this Debenture is not converted at the closing of the Pipe Financing, it will be repaid in cash at the closing of the Pipe Financing.

3.2           Company Financing Conversion.  Provided a Pipe Default, an Event of Default or a Pipe Financing have not occurred, upon a Company Financing occurring after the expiration of the Exclusivity Period but prior to the one year anniversary of the Second Maturity Date, this Debenture shall automatically convert into Ordinary Shares of the Borrower at price per share calculated at a 15% discount to the pricing of the Company Financing; provided, however, the total coupon and discount granted to the Holder under this Section 3.2 shall not exceed a 20% discount to the pricing of the Company Financing.  For the purpose of clarity commencing on the expiration of the Exclusivity Period, this Debenture shall be convertible in accordance with both Sections 3.1 or 3.2 herein, which ever occurs first.

3

3.3           Second Maturity Date Conversion.  Provided neither a Pipe Default nor an Event of Default have occurred and this Debenture was not previously converted pursuant to Sections 3.1 or 3.2 herein before the Second Maturity Date then, upon the Second Maturity Date, this Debenture shall automatically convert into Ordinary Shares of the Borrower as follows:

(a) If a Company Financing occurs within one year after the Second Maturity Date then at the closing of the Company Financing this Debenture shall automatically convert into Ordinary Shares of the Borrower at price per share calculated at a 15% discount to the pricing of the Company Financing; provided, however, the total coupon and discount granted to the Holder under this Section 3.2 shall not exceed a 20% discount to the pricing of the Company Financing.

(b) If a Company Financing does not occur within one year after the Second Maturity Date then on the First Anniversary of the Second Maturity Date this Debenture shall automatically convert into Ordinary Shares of the Borrower at a price of $10 per share.

(c) For the purpose of clarity an Event of Default first occurring after the Second Maturity Date shall not affect the conversion provisions of this Section 3.3.

3.4           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Ordinary Shares into the same or a different number of securities of any class or classes that may be issued or outstanding, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Ordinary Shares immediately prior to such reclassification or other change.

3.5           Stock Splits, Combinations and Dividends.  If the Ordinary Shares are subdivided or combined into a greater or smaller number of Ordinary Shares, or if a dividend is paid on the Ordinary Shares in Ordinary Shares, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of Ordinary Shares outstanding immediately after such event bears to the total number of Ordinary Shares outstanding immediately prior to such event.

3.6           Redemption.  This Debenture may be prepaid by the Borrower at any time without the consent of the Holder.

ARTICLE IV
EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

4

4.1           Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of principal, interest or other sum due under this Debenture when due.

4.2           Breach of Covenant.  The Borrower or any Material Subsidiary breaches any material covenant or other term or condition of the Transaction Documents in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days.

4.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made in the Transaction Documents, or in any agreement, statement or certificate given in writing pursuant thereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

4.4           Liquidation.  Any dissolution, liquidation or winding up of the Borrower or a Material Subsidiary.

4.5           Cessation of Operations.  Any cessation of operations by the Borrower or a Material Subsidiary, for 60 consecutive days, or the Borrower is unable to pay its undisputed debt as such debts become due.

4.6           Financing Default.  If the Borrower enters into a reverse merger, public offering or other private placement during the Exclusivity Period.

4.7           Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver, trustee or liquidator for it or for a substantial part of its property or business; or such a receiver, trustee or liquidator shall otherwise be appointed which appointment has not been terminated by a court of competent jurisdiction within ninety (90) days of such appointment.

4.8           Judgments.  Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against the Borrower or any Material Subsidiary or any of its property or other assets for more than $500,000, unless paid, stayed, vacated, bonded or satisfied within sixty (60) days.

4.9           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or a Material Subsidiary and, if instituted against the Borrower or a Material Subsidiary, shall not be dismissed within ninety (90) days after such institution.

4.10           Reservation Default.  Failure by the Borrower to have reserved for issuance upon exercise of the Warrants the number of shares of Ordinary Shares required to allow exercise of all Warrants issued pursuant to the Securities Purchase Agreement in the event such failure persists for a period of more than  thirty (30) days.

4.11           Merger.  Other than as part of the Merger, the merger, consolidation or reorganization of the Borrower with or into another corporation or person or entity (other than with or into a subsidiary, at least 80% of which is owned by the Borrower), or the sale of capital stock of the Borrower by the Borrower or the holders thereof, in any case under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of the Borrower immediately prior to such transaction shall own less than a majority in voting power of the outstanding capital stock of the Borrower or the surviving or resulting corporation or other entity, as the case may be, immediately following such transaction.

4.12.           Material Adverse Effect.  The occurrence of one or more events having a Material Adverse Effect.

5

4.13           Other Debenture Default.  The occurrence of an Event of Default under any Other Debenture.

4.14           Adverse Tax Ruling.  A Tax Ruling from the Israeli Tax Authority that the issuance of Pubco securities in exchange for Company securities held by Company shareholders and option holders upon the closing of the Merger shall not constitute a deferred tax event for the Company and/or its shareholders and shall obligate them to pay any amounts prior to receiving actual funds resulting from sale of Pubco's securities as a result of such exchange.

4.15           Failure to Obtain Tax Ruling.  If the Borrower fails to obtain a Tax Ruling within 15 months after the Closing Date.

ARTICLE V
MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: InspireMD, Ltd., 3 Menorat Hamaor St. Tel Aviv, Israel Fax:  + 972-3-6917692, Attn: Dr. Asher Holzer, with a copy to:  Haynes and Boone, LLP, 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1007, Fax: (212) 884–8234, Attention: Rick Werner, Esq., and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Debenture, with a copy by fax only to Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697–3575.

5.3           Assignability.  This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  The Borrower may not assign its obligations under this Debenture.

5.4           Cost of Collection.  If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.5           Governing Law.  This Debenture shall be governed by and construed in accordance with the laws of the State of Israel without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the courts located in the Tel Aviv Jaffa District, the State of Israel.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the exclusive jurisdiction of such courts and the Holder irrevocably waives any objection to venue as an “inconvenient forum.”  In the event that any provision of this Debenture is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Debenture.

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5.6           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.7           Non-Business Days.  Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York or the State of Israel, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.8           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Debenture.

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IN WITNESS WHEREOF, the Borrower has caused this Debenture to be signed in its name by an authorized officer as of the ____ day of July, 2010.

INSPIREMD LTD.

By:
Name:
Title:

WITNESS:

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EXHIBIT B

ESCROW AGREEMENT

           This Agreement is dated as of the __ day of July, 2010 among InspireMD Ltd., a corporation formed under the laws of the State of Israel (the “Company”), the purchasers listed on Schedule 1 hereto (“Purchasers”), and Grushko & Mittman, P.C. (the “Escrow Agent”):

W I T N E S S E T H:

           WHEREAS, the Company and Purchasers have entered into a Securities Purchase Agreement calling for the sale by the Company to the Purchasers of  convertible Debentures and Warrants for an aggregate purchase price of up to $1,580,000; and

           WHEREAS, the parties hereto require the Company to deliver the Debentures and Warrants against payment therefor, with such Debentures and the Escrowed Funds to be delivered to the Escrow Agent, along with the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

           WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

           NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

           1.1.           Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given to such terms in the Securities Purchase Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

▪           “Agreement” means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

▪           “Closing Date” shall have the meaning set forth in Section 1.1 of the Securities Purchase Agreement;

▪           “Debenture” shall have the meaning set forth in Section 1.1 of the Securities Purchase Agreement;

▪           “Escrowed Payment” means an aggregate cash payment of up to $1,580,000;

▪           “Iska Contract” means that certain contract between the Company and the Investing Partner to be entered into with Harborview Master Fund, L.P. and Genesis Asset Opportunity Fund, L.P. of even date in the form annexed hereto as Exhibit A.

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▪           “Legal Opinion” means the original signed legal opinion referred to in Section 2.2 of the Securities Purchase Agreement;

▪           “Palladium” shall mean Palladium Capital Advisors LLC;

▪           “Palladium Fee” shall have the meaning set forth in Section 5.2 of the Securities Purchase Agreement;

▪           “Principal Amount” shall mean an aggregate of up to $1,580,000;

▪           “Purchaser Legal Fees” shall have the meaning set forth in Section 5.2 of the Securities Purchase Agreement;

▪           “Securities Purchase Agreement” means the Securities Purchase Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and Purchasers in reference to the sale and purchase of the Debentures and Warrants;

▪           “Warrants” shall have the meaning set forth in Section 1.1 of the Securities Purchase Agreement;

▪           Collectively, the Legal Opinion, Debentures, Warrants, Iska Contract, Palladium Fee, and Securities Purchase Agreement signed and executed by all signators thereto other than the Purchasers, and Purchaser Legal Fees and are referred to as “Company Documents”; and

▪           Collectively, the Escrowed Payment and the Purchasers executed Securities Purchase Agreement are referred to as “Purchaser Documents.”

           1.2.           Entire Agreement.  This Agreement along with the Company Documents and the Purchaser Documents to which the Purchaser and the Company or Subsidiary are a party constitute the entire agreement between the parties hereto pertaining to the Company Documents and Purchaser Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Company Documents and the Purchaser Documents.

           1.3.           Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

           1.4.           Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

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           1.5.           Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

           1.6.           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

           1.7.           Specific Enforcement, Consent to Jurisdiction.  The Company and Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company and Purchasers hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.           Company Deliveries.  On or before the Closing Date, the Company shall execute and deliver the Company Documents to the Escrow Agent.

2.2.           Purchaser Deliveries.  On or before the Closing Date, Purchasers shall execute and deliver the Securities Purchase Agreements, and shall deliver the Escrowed Payment in cash, to the Escrow Agent.  The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 45208884

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           2.3.           Intention to Create Escrow Over Company Documents and Purchaser Documents.  The Purchasers and Company intend that the Company Documents and Purchaser Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

           2.4.           Escrow Agent to Deliver Company Documents and Purchaser Documents.  The Escrow Agent shall hold and release the Company Documents and Purchaser Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND PURCHASER DOCUMENTS

           3.1.           Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Purchaser Documents as follows:

(a)        On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Purchasers and release the Purchaser Documents to the Company, except that:

(i)           Purchaser Legal Fees will be released directly to G&M, and

(ii)           the Palladium Fee will be released to Palladium.

(b)        Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Purchasers, it shall deliver the Company Documents and Purchaser Documents in accordance with the terms of the Joint Instructions.

(c)        Anything herein to the contrary notwithstanding, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Company Documents and Purchaser Documents in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.           If a Closing does not take place on or before July 30, 2010, the Escrow Agent will promptly return the applicable Company Documents to the Company and return the Purchaser Documents to the Purchaser.

3.3.           Acknowledgement of Company and Purchaser; Disputes.  The Company and the Purchasers acknowledge that the only terms and conditions upon which the Company Documents and Purchaser Documents are to be released are set forth in Sections 3 and 4 of this Agreement.  The Company and the Purchasers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Purchaser Documents.  Any dispute with respect to the release of the Company Documents and Purchaser Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Purchasers.

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ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a)           The Purchasers and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Purchasers or Company is entitled to receipt of the Company Documents and Purchaser Documents pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)           The Purchasers and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement.  The Purchasers and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Purchasers and Company under this Agreement and to no other person.

(c)           The Purchasers and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Purchasers and the Company.  Prior to the effective date of the resignation as specified in such notice, the Purchasers and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Purchaser Documents to a substitute Escrow Agent selected by the Purchasers and Company.  If no successor Escrow Agent is named by the Purchasers and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Purchaser Documents with the clerk of any such court.

(e)           Other than in connection with the Purchaser Legal Fees, the Escrow Agent does not have and will not have any interest in the Company Documents and Purchaser Documents, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

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(f)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)           The Escrow Agent shall be permitted to act as counsel for the Purchasers in any dispute as to the disposition of the Company Documents and Purchaser Documents, in any other dispute between the Purchasers and Company, whether or not the Escrow Agent is then holding the Company Documents and Purchaser Documents and continues to act as the Escrow Agent hereunder.

(h)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

           4.2.           Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Purchaser Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Purchaser Documents pending receipt of a Joint Instruction from the Purchasers and Company, or (ii) deposit the Company Documents and Purchaser Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Purchasers and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Purchaser Documents.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchasers and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

           5.1.           Termination.  This escrow shall terminate upon the release of all of the Company Documents and Purchaser Documents or at any time upon the agreement in writing of the Purchasers and Company.

           5.2.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

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(a)	If to the Company, to:

InspireMD Ltd.

InspireMD Ltd.
3 Menorat Hamaor St.
Tel Aviv 67448, Israel
Attention: Asher Holzer
Phone: +972 3 6917691
Fax: +972 3 6917692

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
1221 Avenue of the Americas, 26th Floor
New York, NY 10020-1007
Attention: Rick Werner, Esq.
Fax: (212) 884-8234

(b)	If to the Purchasers: to the addresses set forth on Schedule 1

With a copy by facsimile only to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: 212-697-3575

(c)	If to the Escrow Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

           5.3.           Interest.  The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.  In the event the Escrowed Payment is deposited in an interest bearing account, the Purchasers shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Purchaser the Purchasers’ United States taxpayer identification number and other requested information and forms.

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5.4.           Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5.           Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.           Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

[rest of this page left intentionally blank]

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IN WITNESS WHEREOF, the udersigned have executed and delivered this Escrow Agreement, as of the date first written above.

“COMPANY”
INSPIREMD LTD.
an Israel corporation

By:

ESCROW AGENT:

GRUSHKO & MITTMAN, P.C.

By:
Name:

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PURCHASER SIGNATURE PAGE TO
ESCROW AGREEMENT

The undersigned, in its capacity as a Purchaser, hereby executes and delivers the Escrow Agreement to which this signature page is attached and agrees to be bound by the Escrow Agreement on the date set forth on the first page of the Escrow Agreement. This counterpart signature page, together with all counterparts of the Escrow Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Escrow Agreement.

Debenture Principal Subscribed for:
$_______________________
[Print Name of Purchaser]

[Signature]
Telephone No.:__________________________________

Name:_________________________________________	Facsimile No:___________________________________

Title:__________________________________________	Email Address:__________________________________

Mailing Address:	Tax ID Number:__________________________________

(City, State and Zip)

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SCHEDULE 1
(PURCHASERS)

PURCHASER AND ADDRESS	PRINCIPAL AMOUNT OF DEBENTURE	WARRANTS
Arvest Privatbank AG Stefan Kimmel, CEO Churerstrasse 82, PO Box 363 CH 8808, Pfaffikon, Switzerland	$250,000	19,779
Genesis Asset Opportunity Fund LP 61 Paine Avenue New Rochelle, NY 10804	$1,250,000	98,892
Harborview Master Fund, LP 850 3rd Avenue Suite #1801 New York, NY 10022	$80,000	6,329
TOTALS	$1,580,000	125,000

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EXHIBIT C

Term Sheet for InspireMD Inc.

Issuer:
A public “shell” company listed on the OTCBB (the “Company”) with no liabilities or business activities as certified by its independent auditors that subject to the successful closing of the Offering will acquire at least 80% of InspireMD Ltd.'s share capital on a fully diluted basis (“Inspire”). In connection with the transactions described below, the Company shall change its name to InspireMD Inc. and obtain a new trading symbol consistent with such name.

Security:	Common Stock, par value $.001 per share (the “Common Stock”)

Issuance Amount:
A minimum net cash of $7,500,000 but not exceeding $10,000,000 in the company's bank account at the Closing (defined below) after deductions of all fees and payments to Palladium and HarborviewF and any other third party, including counsel to Inspire and the Company with respect to the Offering, involved or in connection with the Reverse Merger of the Company (the “Offering”). The Issuance Amount shall not include the $1,500,000 Investment Amount to be lent to the Company under the Bridge Loan Term Sheet between the Company and Harborview of even date, which shall be converted into the Company's Common Stock at the Closing of the Offering.

Price Per Share:	$1.50 per share

Warrants:
The investors shall receive 100% warrant coverage for the shares of Common Stock issued at the closing of the offering (the “Closing”), with each investor receiving (a) a four-year warrant to purchase 0.5 of one share of Common Stock at an exercise price of $2.00 per share for each share of Common Stock purchased in the Offering and (b) a two-year warrant to purchase 0.5 of one share of Common Stock at an exercise price of $2.50 per share for each share of Common Stock purchased in the Offering (each, a “Warrant”).

If at any time following the twelve (12) month anniversary of the closing date (a) the volume weighted average price of the Common Stock for fifteen (15) consecutive trading days is at least 175% of its respective exercise price; (b) the fifteen (15) day average daily trading volume of the Common Stock has been at least 150,000 shares and (c) a registration statement providing for the resale of the Common Stock issuable upon exercise of the Warrants is effective, the Company may require the investors to exercise all or a portion of their Warrants pursuant to the terms described above within 3 business days following such 15th day. Any Warrant that shall not be exercised as aforesaid shall expire automatically at the end of the said 15th day.

Investor Protection:
For a period of twelve (12) month period following the Closing, in the event that the Company issues or grants any shares of Common Stock or any warrants or other convertible securities pursuant to which shares of Common Stock may be acquired at a price less than $1.50 per share (other than in connection with employment arrangements or business combinations), then the price per share for Common Stocks issued to the Investors hereunder against the Investment Amount (but not the Warrants) shall be adjusted on a customary broad based "weighted average" as shall be determined in the Definitive Agreement.

Registration Rights:
The Company shall use reasonable commercial efforts to file a Registration Statement on Form S-1 covering the shares of Common Stock and the Common Stock underlying the Warrants as soon as practicable but no later than 180 calendar days from the Closing. The Company shall use its best efforts to cause such Registration Statement to be declared effective within 210 calendar days from the Closing. At least 1/3 (one third) of each registration statement shall be reserved for Common Stock to be held by existing Inspire's major shareholders (5% and up). Any existing major shareholder that shall not exercise his right in any share registration shall be entitled to roll over such non-exercised right to the next registration(s) at his sole discretion. If the Company fails to file the Registration Statement within the prescribed 180 day period or fails to have such Registration Statement declared effective within the prescribed 210 day period, then the Company shall pay to the investors in cash a fee equal to 1% of the dollar amount invested by each investor, for each month (i) in excess of 180 days following the Closing and (ii) in excess of 210 days following the Closing, as the case may be, with a ceiling of no more than 3% (three percent) of the dollar amount invested by each investor. Up to 30 day delay in performing one or two of the Company's obligations in this section shall not trigger the compensation to the invesors; provided that in any delay which is longer than 30 days the compensation herein shall be calculated as of the 1st day of the delay. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to pay any liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415,” and the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the SEC, in such registration statement and subsequent registration statements

Business Combination:
Immediately prior to the Closing and subject thereto especially the Offering, the Company shall acquire at least 80% of the issued and outstanding capital stock of InspireMD Ltd. (“Inspire”) on a fully diluted basis through a merger, share exchange or other business combination and shall succeed to the business of Inspire as its sole line of business (the “Business Combination”). In connection with the Business Combination, (a) the existing shareholders of Inspire on January 1st, 2010 shall receive 44 million shares of the Company in exchange for all of the outstanding capital stock of Inspire, resulting in Inspire becoming a subsidiary of the Company, (b) the existing option holders and holders of any other securities or debts exercisable or convertible into Inspire's ordinary shares, as set forth in Inspire's cap table a copy of which is attached hereto as Annex A, shall convert their securities in Inspire to the same type of securities bearing the same rights on a 1:0.81 ratio; and (c) the stockholders of the Company prior to the Business Combination shall be entitled to retain 5.5 million shares, of which 1.5 million shares shall be placed into escrow subject to the Stock Forfeiture Condition (as defined below) (the “Stockholder Escrow Shares”). Up to the 1st 500,000 ordinary share of the Company that have been issued by the Company at a PPS of at least $10 as of January 1st 2010 until the Closing against cash investment shall result in issuance of additional Common Stock on a 1 (Ordinary share):0.81 (Common Stock) ratio. In the event the Closing does not take place until the earlier between (i)180 days after the date hereof; (ii) or 2 months after the receiving of the Tax Ruling Inspire shall have the right to terminate the Business Combination. In such event the current shareholders of Inspire shall keep their current shareholding in Inspire, without any change.

This Term Sheet as well as the definitive agreement shall not limit the Company from operating its business as it has prior to the consummation of the Business Combination, including but not limited to the granting of licenses to use the Company’s IP, selling and distributing its products and technology or entering into technological collaborations with any party.

Stock Forfeiture:
In the event that the Company (i) records at least $10 million in revenue (on a consolidated basis), as certified by its independent auditors, during the twelve (12) month period following the Closing, and (ii) fails, after a good faith effort, to secure a listing on the Nasdaq Capital Market, Nasdaq Global Market or Nasdaq Global Select Market within twelve (12) months following the Closing, the Company shall have the right to cause the cancellation of the Stockholder Escrow Shares and consequently forfeit the Stockholder Escrow Shares.

Placement Agent Fees:
The Company shall pay Palladium Capital Advisors, LLC (“Palladium”) a cash fee in an amount of 8% of the actual aggregate proceeds from the sale of the Common Stock and Warrants at the Closing and shall issue Palladium a warrant to purchase that number of shares equal to 6% of the aggregate number of shares of Common Stock sold at the Closing. The warrants to be issued to Palladium shall be substantially similar in all respects to the Warrants except that the exercise price will be $1.50 per share. It is agreed upon that such 8% in cash and 6% in warrants shall be the total and final finder’s fees and Placement Agent Fees that the Company shall pay to any third party including Palladium and Harborview. In the event that a third party claims or found to be entitled to finder's fee in cash or otherwise in connection with the transactions contemplated herein and the Reverse Merger, Palladium shall pay such third the entire fees in cash, warrants or otherwise from Palladium Placement Agent Fees hereunder.

StockIncentive Plan:
In connection with the Offering, the Company will adopt a stock incentive plan, pursuant to which new designated 7,476,000 shares of the Company’s Common Stock will be reserved for issuance to employees, directors, consultants, and other service providers. The Company shall not be permitted to increase the size of this plan or adopt an additional plan for twelve (12) months following the Closing. In addition, for twelve (12) months following the Closing the Company shall not issue any awards under this plan with an exercise price that is less than the lower between: (i) $1.50 per share; or (ii) average market price of the Common Stock for the 3 trading days prior to the grant of such shares.

If the company records from January 1st, until the Offering Closing date a revenue increase of 150% from the same period in 2009 (on a proportionate basis), then Inspire's management shall be entitled to 300,000 options to purchase Inspire's Ordinary Shares. Such Options shall be fully vested and with an exercise price of NIS 0.01. Inspire's CEO and President shall allocate such Options between Inspire's management (which shall include also the CEO and President).

Investor Relations and Stock Approval:	The Company shall use $240,000 exclusively for the payment of investor relations fees.

In addition, following the Closing, the Company shall authorize the issuance of 500,000 shares of Common Stock be used exclusively for the payment of investor relations fees. In the event that any such shares remain unissued following the second year anniversary of the Closing, the Company shall cancel such shares.

Lock-upAgreements:
Subject to the Registration Rights of the Inspire's existing major shareholders as provided above, each of the directors of the Company, together with each shareholder of Inspire holding 5% or more of the issued share capital of the Company immediately prior to the Business Combination, will be required to enter lock-up agreements prior to the Closing, pursuant to which such persons may not, subject to certain exemptions, without the prior written consent of Palladium, directly or indirectly, offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, results in the disposition by any person at any time in the future), any securities of the Company beneficially owned or subsequently acquired until the twelve month anniversary of the Closing. The above Lock-up shall not apply to 10% of all securities held by each such major shareholder post Closing.

Use of Proceeds:	Proceeds from the Offering shall be used as follows:

	•	General Business Proceeds

	•	$240,000 to be used for IR/PR Purposes

Post Reverse Merger Capitalization:	•	Investors: 5,000,000 shares and Warrants to purchase 5,000,000 shares (assumes the minimum Offering)

	•	Inspire shareholders: 44,000,000 shares

	•	Existing ESOP ~ 7,000,000 shares

	•	Pre-Merger Stockholders of the Company: 5,500,000 shares (1,500,000 of which shall be held in an escrow)

	•	Harborview Advisors, LLC Warrants: 2,500,000 (1/3 of which shall be held in an escrow)

	•	Palladium Placement Agent Warrants: 300,000 (assumes the minimum Offering)

	•	Investor Relations: 500,000 shares

•
New Company Options (ESOP): 7,476,000 Shares, of which 2,100,000 (equals to 300,000 shares of Inspire) shall be reserved to the current management of Inspire as set forth in "Stock Incentive Plan" Section above

See Exhibit A.

Other than as set forth above and in Exhibit A no other person or entity has or will have any right or option to purchase or obtain any capital stock or other securities of the public "shell" which will acquire Inspire.
Governing law:	State of Israel

Closing:
Closing will occur promptly upon negotiation of mutually acceptable definitive documentation. A Current Report on Form 8-K containing information required under Form 10 with respect to Inspire shall be filed by the Company within four business day following the Closing (the “Super 8-K”). The Closing shall take place no later than 6 months following the date hereof, provided that ALL Conditions to Closing have been met by such date. In the event not all the Conditions to Closing, other than the Tax Pre Ruling (defined below), have been met by November __, 2010 all the transactions contemplated in this Term Sheet shall terminate automatically and be with no effect without the need of any further action by either Party. In such event the current shareholders of Inspire shall keep their current shareholding in Inspire, without any change. If the Tax Pre Ruling is not received by the end of the aforesaid 6 month period Inspire shall be entitled to extend the Closing date by up to 9 additional months.

Conditionsto Closing:
Conditions to Closing in favor of the Company: (i) execution and delivery of the transaction documents; (ii) delivery of the purchase price; (iii) representations and warranties of the investors shall be true and correct as of the Closing; (iv) the investors shall have satisfied all covenants required to be satisfied at or prior to the Closing (v) the Company shall have received reconfirmed subscriptions for at least net cash amount of $7,500,000 as aforesaid; (vii) at least 80% of the shareholders and 80% of the option holders of the Company approved in writing the Offering and the Reverse Merger; and (vii) Current Inspire's shareholders and Inspire shall have received a favorable Israeli tax pre-ruling (the “Tax Pre Ruling”) to their full satisfaction providing that the consummation of the Business Combination shall constitute a deferred tax event for Inspire and its shareholders and shall not obligate them to pay any tax amounts prior to receiving actual funds resulting from sale of shares or assets of Inspire (the successor entity post the share exchange).

Conditions to Closing in favor of the investors: (i) execution and delivery of the transaction documents; (ii) representations and warranties of the investors shall be true and correct as of the Closing; (iii) the Company shall have satisfied all covenants required to be satisfied at or prior to the Closing; (iv) delivery of the securities; (v) board resolutions approving the transactions; (vi) delivery of a legal opinion from the Company’s counsel and (vii) transfer agent instructions shall have been delivered to and acknowledged by the Company’s transfer agent.

Confidentiality:
This term sheet is confidential, and none of its provisions or terms shall be disclosed to anyone who is not a prospective purchaser of the securities contemplated herein, an officer or director of the Company or their agent, adviser, or legal counsel, unless required by law.

Non Binding Effect:
Other than as set forth in the section entitled “Confidentiality”, which section constitutes binding obligations of the Parties, the transactions contained in this general Term Sheet does not constitute a binding obligation on the part of the Parties hereto.

Documentation:
The definitive documentation shall contain such additional and supplementary provisions, including, without limitation, certain representations, warranties, covenants, payments and remedies as are appropriate to preserve and protect economic benefits intended to be conveyed to the Company and the investors pursuant hereto.

Accepted and agreed this _____ day of May, 2010

InspireMD Ltd.

Agreed:	/s/ Ofir Paz
Ofir Paz
CEO

Palladium Capital Advisors, LLC:

Agreed:
Joel Padowitz
CEO

The above terms constitute an indication of interest and are for discussion purposes only.

Exhibit A

Post-Transaction Fully Diluted Capitalization Table

	Common Stock		Percentage
Former Inspire Shareholders	44,000,000		81%
Pre-Transaction Company Shareholders	5,500,000		9%
Current Offering Purchases of Common Stock	5,000,000		9%
Investor Relations Shares	500,000	(1)	1%
Total (2)	55,000,000	(2)	100.00%

_____________

(1)	Represents 500,000 shares of Common Stock reserved for issuance for investor relations.

(2)
Excludes (i) 2,500,000 shares of Common Stock issuable upon the exercise of four year warrants, exercisable at $2.00 per share, to be issued to investors in the Offering, (ii) Represents 2,500,000 shares of Common Stock issuable upon the exercise of four year warrants, exercisable at $2.50 per share, to be issued to investors in the Offering, (iii) 2,500,000 shares of Common Stock issuable upon the exercise of three year warrants, exercisable at $1.50 per share, to be issued to Harborview Advisors, LLC and (iv) 7,476,000 new shares of Common Stock reserved for issuance under the stock incentive plan to be adopted by the Company; (v) approximately 7,000,000 shares of Common Stock reserved for issuance under Inspire's current ESOP; (vi) 300,000 shares of Common Stock upon the exercise of three year warrants, exercisable at $1.50 per share, to be issued to Palladium (if the minimum amount is raised and (vii) 916,667 shares of Common Stock issuance upon the exercise of five year warrants, exercisable at $1.36 per share, to be issued to investors in the bridge round financing.

EXHIBIT D

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, SUBJECT TO THE PROVISIONS OF THE BORROWER’S ARTICLES OF ASSOCIATION REGARDING RESTRICTIONS ON TRANSFER OF THE BORROWER'S SECURITIES, AS SHALL BE AMENDED FROM TIME TO TIME,THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase __________ Ordinary Shares of InspireMD Ltd. (subject to adjustment as provided herein)

FORM OF ORDINARY SHARE PURCHASE WARRANT

No. 2010-001	Issue Date: July ___, 2010

InspireMD Ltd., a corporation continued under the laws of the State of Israel (the “Company”), hereby certifies that, for value received, _______________________________, ____________________________________________, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., Tel Aviv time, on three years after the Issue Date (the “Expiration Date”), up to ___________ fully paid and non-assessable Ordinary Shares at a per share purchase price of Ten Dollars (US$10).  The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.”  The number and character of such Ordinary Shares and the Purchase Price are subject to adjustment as provided herein.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of July ___, 2010, entered into by the Company, the Holder and the other signatories thereto.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(A)           The term “Ordinary Shares” includes (i) the Company’s Ordinary Shares, 0.01 New Israeli Shekel par value per share, as authorized on the date of the Securities Purchase Agreement, or (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(B)           The term “Other Securities” refers to any stock (other than Ordinary Shares) and other securities of the Company or any other person (corporate or otherwise) that the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Ordinary Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Ordinary Shares or Other Securities pursuant to Section 4 or otherwise.

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(C)           The term “Principal Market” shall mean the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, the NYSE Amex Equities, the OTC Bulletin Board or in the over-the-counter market or Pink Sheets.

(D)           The term “Warrant Shares” shall mean the Ordinary Shares issuable upon exercise of this Warrant.

1.           Exercise of Warrant.

1.1.           Number of Shares Issuable upon Exercise.  From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 and 1.6 or upon exercise of this Warrant in part in accordance with Section 1.3, Ordinary Shares of the Company, subject to adjustment pursuant to Section 4 below.

1.2.           Full Exercise.  This Warrant may be exercised in full, subject to Section 1.6 below, by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivery within two days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of whole Ordinary Shares for which this Warrant is then exercisable by the Purchase Price then in effect. The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.           Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole Ordinary Shares designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect.  On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof, the whole number of Ordinary Shares for which such Warrant may still be exercised.

1.4.           Company Acknowledgment.  The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant.  If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.5.           Delivery of Stock Certificates, etc. on Exercise.  The Company agrees that, provided the full purchase price listed in the Subscription Form is received as specified in Section 1.2, the Ordinary Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within seven (7) calendar days thereafter (“Warrant Share Delivery Date”), the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable Ordinary Shares (or Other Securities) to which such Holder shall be entitled on such exercise, together with any other stock or other securities to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.  The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder.  In the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant.

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1.6           Non Exercise and Expiration of Warrants.  Notwithstanding anything to the contrary set forth herein, in the event that (i) the Company has not completed a PIPE Financing prior to the Original Maturity Date (as defined in the Debentures) and (ii) the Company’s failure to complete a PIPE Financing was not the result of a PIPE Default (as defined in the Debentures), 1/3 (one third) of the Warrant Shares originally issuable hereunder shall expire immediately and no longer be issuable hereunder. Moreover, in order to enforce the foregoing clause, the Holder shall not be entitled to acquire more than 2/3 (two thirds) of the Warrant Shares originally issuable hereunder until following the Original Maturity Date.

2.           Exercise.  Payment upon exercise must be made at the option of the Holder either in cash, by wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, for the number of Ordinary Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Ordinary Shares issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Ordinary Shares (or Other Securities) determined as provided herein.

3.           Adjustment for Reorganization, Consolidation, Merger, etc.

3.1.           Fundamental Transaction.  If, at any time while this Warrant is outstanding, (A) the Company effects any merger or  consolidation  of the Company with or into another entity or (B) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental  Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant, subject to the limitations set forth herein (the “Alternate Consideration”). The aggregate Purchaser Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  The Merger is a Fundamental Transaction.  The Company shall give the Holder not less than fifteen (15) Business Days notice prior to any Fundamental Transaction (“Fundamental Transaction Notice”).  The failure to timely give a Fundamental Transaction Notice shall extend any rights of the Holder pursuant to this Warrant until fifteen (15) Business Days after receipt of a Fundamental Transaction Notice.

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4.           Extraordinary Events Regarding Ordinary Shares.  In the event that the Company shall (a) issue additional Ordinary Shares as a dividend or other distribution of its assets on outstanding Ordinary Shares, (b) subdivide its outstanding Ordinary Shares, or (c) combine its outstanding Ordinary Shares into a smaller number of Ordinary Shares, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such event and the denominator of which shall be the number of Ordinary Shares outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4.  The number of Ordinary Shares that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of Ordinary Shares that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5.           Certificate as to Adjustments.  In each case of any adjustment or readjustment in the Ordinary Shares (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional Ordinary Shares (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of Ordinary Shares (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of Ordinary Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant..  The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6.           Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all Ordinary Shares (or Other Securities) from time to time issuable on the exercise of the Warrant.  This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Ordinary Shares.

7.           Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws and the Company’s Articles of Association, as may be amended from time, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”).  On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws and the Company's Articles of Association, as may be amended from time to time, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Ordinary Shares called for on the face or faces of the Warrant so surrendered by the Transferor.

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8.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.           Maximum Exercise.  The Holder shall not be entitled to exercise this Warrant on an exercise date and the Company may not call this Warrant pursuant to Section 10, in connection with that number of Ordinary Shares which would be in excess of the sum of (i) the number of Ordinary Shares beneficially owned by the Holder and its affiliates on an exercise or call date, and (ii) the number of Ordinary Shares issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding Ordinary Shares on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%.  The Company shall have no obligation to determine whether the Holder may exercise this Warrant with respect to the limitations set forth in this paragraph and each delivery of a Subscription Form hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Subscription Form is permitted under this paragraph.

10.           Mandatory Conversion.  Notwithstanding anything to the contrary contained herein, the Company may, at any time, or from time to time, require the Holder, upon not less than fifteen (15) trading days  prior written notice, to exercise this Warrant in whole or in part in the event (i) the Company’s Ordinary Shares shall be listed for trading on a Principal Market, (ii) the closing sales price for fifteen (15) consecutive trading days was at least 165% of the Purchase Price, (iii) the average daily trading volume of the Ordinary Shares on the Principal Market, as reported by Bloomberg L.P., was not less than 150,000 shares for fifteen (15) consecutive trading days and (iv) there is an effective registration statement covering the resale of the Warrant Shares. In the event that the Holder does not exercise this Warrant prior to the date prescribed by the Company (the “Mandatory Exercise Date”), this Warrant shall expire immediately and the Mandatory Exercise Date shall be deemed to be the “Expiration Date” hereunder.

11.           Warrant Agent.  The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Ordinary Shares (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

12.           Transfer on the Company's Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.           Registration Rights.  The Holder of this Warrant will be granted the same registration rights granted to investors in the Reverse Merger Financing as defined in the Securities Purchase Agreement.

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14.           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  if to the Company, to: InspireMD, Ltd., 3 Menorat Hamaor St. Tel Aviv, Israel Fax:  + 972-3-6917692, Attn: Ofir Paz, with a copy to:  Haynes and Boone, LLP, 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1007, Fax: (212) 884–8234, Attention: Rick Werner, Esq., and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant, with a copy by fax only to: Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697–3575.

15.           Applicable law and arbitration.  All disputes arising under this Warrant or in connection with the transactions hereunder shall be resolved only between the parties in good faith, however, if these efforts fail the dispute shall be resolved in accordance with the laws of the State of Israel excluding that body of law pertaining to conflict of law.  Any action brought by either party against the other concerning the transactions contemplated by this Warrant must be brought only in the courts located in the Tel Aviv Jaffa District, the State of Israel.  Both parties and the individual signing this Agreement on behalf of the Company agree to submit to the exclusive jurisdiction of such courts and the Holder irrevocably waives any objection as to venue or “inconvenient forum.”

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

INSPIREMD LTD.

By:
Name: Ofir Paz
Title: CEO

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Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO:  INSPIREMD LTD.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___________), hereby irrevocably elects to purchase ________ Ordinary Shares covered by such Warrant

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered pursuant to the DTC instructions below or to __________________________________________ whose address is ____________________________________________________________________________
____________________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Ordinary Shares under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

DTC Instructions: ____________________________________________________________________
___________________________________________________________________________________
___________________________________________________________________________________

Dated:___________________
_______________________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

_______________________________________
_______________________________________
(Address)

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Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of Ordinary Shares of INSPIREMD LTD. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of INSPIREMD LTD. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: __________________, _______ Signed in the presence of: ________________________________ (Name) ACCEPTED AND AGREED: [TRANSFEREE] ________________________________ (Name)
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(Signature must conform to name of holder as specified on the face of the warrant)

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    (address)

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    (address)